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                                                                    EXHIBIT 23.2

                       [LETTERHEAD OF ASHTON JENKINS MANN]


August 15, 2001

CanArgo Energy Corporation
C/o CanArgo Services (UK) Limited
150 Buckingham Palace Road
London, England SW1W 9TR

Attention: Mr. Anthony J. Potter

RE:        CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

With respect to our report effective date January 1, 2001, issued February 23, 2001, entitled "Evaluation of the Ninotsminda Oil and Gas Interests Owned by CanArgo Energy Corporation," we hereby consent to the use of our name under the caption "Experts" and references to experts from the aforementioned document to be included in or made part of the Form S-1 Registration Statement being filed by CanArgo Energy Corporation.

                                                             ASHTON JENKINS MANN


                                                             /s/ BARRY R. ASHTON
                                                         BARRY R. ASHTON, P.ENG.
                                                                       PRESIDENT